For Release: August 8, 2024
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the second quarter 2024
(All dollars are in thousands, except per share amounts, unless otherwise noted)
The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for second quarter 2024 earnings, dated August 8, 2024, and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the "Q2 2024 10-Q Quarterly Report").
Forward-looking and cautionary statements
This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document. Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “ensure,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “scheduled,” “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.
The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2023 (the "2023 Annual Report"), and include such risks and uncertainties as:
•risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the Company under existing and future servicing contracts with the Department, risks related to unfavorable contract modifications or interpretations, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, Federal Family Education Loan Program (the "FFEL Program" or FFELP), private education, and consumer loans;
•loan portfolio risks such as prepayment risk, credit risk, interest rate basis and repricing risk, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFELP, private education, consumer, and other loans, or investment interests therein, and initiatives to purchase additional FFELP, private education, consumer, and other loans;
•financing and liquidity risks, including risks of changes in the interest rate environment;
•risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets;
•risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors, including disclosure of confidential or personal information and/or damage to reputation resulting from cyber breaches;
•risks related to use of artificial intelligence;
•uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations;
•risks related to the ability of Nelnet Bank to achieve its business objectives and effectively deploy loan and deposit strategies and achieve expected market penetration;
•risks related to the expected benefits to the Company from its continuing investment in ALLO Holdings, LLC (referred to collectively with its subsidiary ALLO Communications LLC as "ALLO"), and risks related to investments in solar projects, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities and rising construction costs;
•risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom) including venture capital and real estate investments, reinsurance, acquisitions, and other activities (including risks associated with errors that occasionally occur in converting loan servicing portfolios to a new servicing platform), including activities that are intended to diversify the Company both within and outside of its historical core education-related businesses;
•risks and uncertainties associated with climate change; and
•risks and uncertainties associated with litigation matters and maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company’s consolidated financial statements.
All forward-looking statements contained in this supplement are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by law.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended					Six months ended
	June 30, 2024	March 31, 2024	(1)	June 30, 2023	(1)	June 30, 2024	June 30, 2023	(1)
Interest income:
Loan interest	$202,129	216,724		243,045		418,853	468,288
Investment interest	40,737	52,078		40,982		92,814	81,707
Total interest income	242,866	268,802		284,027		511,667	549,995
Interest expense on bonds and notes payable and bank deposits	176,459	194,580		233,148		371,039	432,597
Net interest income	66,407	74,222		50,879		140,628	117,398
Less provision (negative provision) for loan losses	3,611	10,828		(11,380)		14,440	791
Net interest income after provision for loan losses	62,796	63,394		62,259		126,188	116,607
Other income (expense):
Loan servicing and systems revenue	109,052	127,201		122,020		236,252	261,247
Education technology services and payments revenue	116,909	143,539		109,858		260,449	243,462
Solar construction revenue	9,694	13,726		4,735		23,420	13,386
Other, net	28,871	16,861		(9,167)		45,734	(24,235)
Loss on sale of loans	(1,438)	(141)		(5,461)		(1,579)	(15,753)
Impairment expense and provision for beneficial interests	(7,776)	(37)		—		(7,813)	—
Derivative settlements, net	1,649	1,757		65		3,406	23,402
Derivative market value adjustments, net	1,533	7,964		2,005		9,497	(35,407)
Total other income (expense), net	258,494	310,870		224,055		569,366	466,102
Cost of services:
Cost to provide education technology services and payments	40,222	48,610		40,407		88,832	88,110
Cost to provide solar construction services	8,072	14,229		9,122		22,300	17,422
Total cost of services	48,294	62,839		49,529		111,132	105,532
Operating expenses:
Salaries and benefits	139,634	143,875		144,706		283,509	297,416
Depreciation and amortization	15,142	16,769		18,652		31,911	35,279
Other expenses	59,792	56,845		45,997		116,637	86,781
Total operating expenses	214,568	217,489		209,355		432,057	419,476
Income before income taxes	58,428	93,936		27,430		152,365	57,701
Income tax expense	(14,753)	(23,181)		(10,187)		(37,936)	(18,273)
Net income	43,675	70,755		17,243		114,429	39,428
Net loss attributable to noncontrolling interests	1,416	2,653		10,183		4,069	13,957
Net income attributable to Nelnet, Inc.	$45,091	73,408		27,426		118,498	53,385
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$1.23	1.98		0.73		3.22	1.43
Weighted average common shares outstanding - basic and diluted	36,525,482	37,156,971		37,468,397		36,841,227	37,406,843
(1)    During the second quarter of 2024, the Company identified certain immaterial errors in the previously issued consolidated financial statements that have been corrected to conform to the June 30, 2024 presentation. Refer to the Company's quarterly report on Form 10-Q for the three months ended June 30, 2024 that was filed with the Securities and Exchange Commission on August 8, 2024 for additional information.

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of		As of
	June 30, 2024	December 31, 2023	(1)	June 30, 2023	(1)
Assets:
Loans and accrued interest receivable, net	$10,939,519	13,108,204		14,360,612
Cash, cash equivalents, and investments	2,041,911	2,014,819		2,106,133
Restricted cash and investments	848,283	875,348		692,256
Goodwill and intangible assets, net	198,550	202,848		234,195
Other assets	472,930	511,165		392,494
Total assets	$14,501,193	16,712,384		17,785,690
Liabilities:
Bonds and notes payable	$9,567,708	11,828,393		13,070,140
Bank deposits	890,472	743,599		731,046
Other liabilities	822,991	940,285		756,378
Total liabilities	11,281,171	13,512,277		14,557,564
Equity:
Total Nelnet, Inc. shareholders' equity	3,294,061	3,253,751		3,250,746
Noncontrolling interests	(74,039)	(53,644)		(22,620)
Total equity	3,220,022	3,200,107		3,228,126
Total liabilities and equity	$14,501,193	16,712,384		17,785,690
(1)    During the second quarter of 2024, the Company identified certain immaterial errors in the previously issued consolidated financial statements that have been corrected to conform to the June 30, 2024 presentation. Refer to the Company's quarterly report on Form 10-Q for the three months ended June 30, 2024 that was filed with the Securities and Exchange Commission on August 8, 2024 for additional information.

Overview
The Company is a diversified hybrid holding company with primary businesses being consumer lending, loan servicing, payments, and technology - all with a large customer emphasis in the education space. The largest operating businesses engage in loan servicing and education technology services and payments. A significant portion of the Company's revenue is net interest income earned on a portfolio of federally insured student loans. The Company also makes investments to further diversify both within and outside of its historical core education-related businesses including, but not limited to, investments in a fiber communications company (ALLO), early-stage and emerging growth companies (venture capital investments), real estate, reinsurance, and renewable energy (solar). The Company is also actively expanding its private education, consumer, and other loan portfolios, and in November 2020 launched Nelnet Bank.
Reclassifications and Immaterial Error Corrections
During the second quarter of 2024, the Company identified certain immaterial errors in the previously issued consolidated financial statements that have been corrected to conform to the June 30, 2024 presentation. Refer to the Company's quarterly report on Form 10-Q for the three months ended June 30, 2024 that was filed with the Securities and Exchange Commission on August 8, 2024 for additional information.
GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments
The Company prepares its financial statements and presents its financial results in accordance with GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. A reconciliation of the Company's GAAP net income to Non-GAAP net income, excluding derivative market value adjustments, and a discussion of why the Company believes providing this additional information is useful to investors, is provided below.

	Three months ended			Six months ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
GAAP net income attributable to Nelnet, Inc.	$45,091	73,408	27,426	118,498	53,385
Realized and unrealized derivative market value adjustments (a)	(1,533)	(7,964)	(2,005)	(9,497)	35,407
Tax effect (b)	368	1,911	481	2,279	(8,498)
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$43,926	67,355	25,902	111,280	80,294

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$1.23	1.98	0.73	3.22	1.43
Realized and unrealized derivative market value adjustments (a)	(0.04)	(0.22)	(0.05)	(0.26)	0.95
Tax effect (b)	0.01	0.05	0.01	0.06	(0.23)
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$1.20	1.81	0.69	3.02	2.15
(a) "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the Company’s derivative transactions with the intent that each is economically effective; however, the Company’s derivative instruments do not qualify for hedge accounting in the consolidated financial statements. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the Company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The Company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the Company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the Company’s performance and in presentations with credit rating agencies, lenders, and investors. Consequently, the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.
(b) The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.

Operating Segments
The Company's reportable operating segments are described in note 1 of the notes to consolidated financial statements included in the 2023 Annual Report. They include:
•Loan Servicing and Systems (LSS) - referred to as Nelnet Diversified Services (NDS)
•Education Technology Services and Payments (ETSP) - referred to as Nelnet Business Services (NBS)
•Asset Generation and Management (AGM), part of the Nelnet Financial Services (NFS) division
•Nelnet Bank, part of the NFS division
The Company earns fee-based revenue through its NDS and NBS reportable operating segments. The Company earns net interest income on its loan portfolio, consisting primarily of FFELP loans, through its AGM reportable operating segment. This segment is expected to generate significant amounts of cash as the FFELP portfolio amortizes. The Company actively works to maximize the amount and timing of cash flows generated from its FFELP portfolio and seeks to acquire additional loan assets to leverage its servicing scale and expertise to generate incremental earnings and cash flow. Nelnet Bank operates as an internet industrial bank franchise focused on the private education and unsecured consumer loan markets, with a home office in Salt Lake City, Utah. Other operating segments included in the NFS division include the Company's U.S. Securities and Exchange Commission (SEC)-registered investment advisor subsidiary, property and casualty reinsurance activities, investment activities in real estate, and investment debt securities (primarily student loan and other asset-backed securities) and interest expense incurred on debt used to finance such investments.
Other business activities and operating segments that are not reportable and not part of the NFS division are combined and included in Corporate and Other Activities ("Corporate"). Corporate also includes interest income earned on cash balances held at the corporate level and interest expense incurred on unsecured and secured corporate related debt transactions, certain investment activities including its investment in ALLO and early-stage and emerging growth companies (venture capital investments), and certain shared service activities that are allocated to each operating segment based on estimated use of such activities and services. In addition, Corporate includes corporate costs and overhead functions not allocated to operating segments, including executive management, investments in innovation, and other holding company organizational costs.

The information below presents the operating results (net income (loss) before taxes) for each of the Company's reportable and certain other operating segments reconciled to the consolidated financial statements for the three and six months ended June 30, 2024 and 2023.

	Three months ended June 30,		Six months ended June 30,		Certain Items Impacting Comparability (All dollar amounts below are pre-tax)
	2024	2023	2024	2023
NDS	$2,243	17,028	18,234	42,246
•A decrease in before tax operating margin due primarily to a decrease in revenue while operating expenses remained relatively consistent period over period. The Company expects before tax operating margin to continue to be lower than historical prior year results for the remainder of 2024.

NBS	25,599	18,042	73,235	55,681	•An increase in before tax operating margin, excluding net interest income, due to increased revenue while maintaining a consistent cost structure.
Nelnet Financial Services division:
AGM	24,310	17,704	58,055	17,482
•The recognition of a $25.9 million non-cash expense in the second quarter of 2023 as the result of redeeming certain asset-backed debt securities prior to their maturity and writing off the remaining unamortized debt discount at the time of redemption.
•A decrease of $14.4 million and $49.5 million for the second quarter and first half of 2024, respectively, in net interest income due to a decrease in core loan spread and the average balance of loans compared with the same periods in 2023.
•A net gain of $6.6 million related to changes in the fair values of derivative instruments that do not qualify for hedge accounting in the first half of 2024 compared with a net loss of $36.5 million for the same period in 2023.
•The recognition of $1.6 million in losses from the sale of loans for the first half of 2024 compared with $15.8 million in the same period of 2023.
•The recognition of $5.9 million in provision for beneficial interest in consumer loan securitization investments in the second quarter of 2024.

Nelnet Bank	(3,718)	1,744	(2,571)	1,650
•The recognition of provision for loan losses of $7.8 million and $1.5 million for the three months ended June 30, 2024 and 2023, respectively, and $12.2 million and $3.9 million for the six months ended June 30, 2024 and 2023, respectively. The primary item impacting provision for loan losses was the establishment of an initial allowance for loans originated and acquired during the periods presented.

NFS other operating segments	16,525	16,925	30,286	22,102
Corporate:
Unallocated corporate costs	(9,056)	(14,084)	(19,101)	(27,072)
ALLO investment	3,940	(11,086)	(4,653)	(28,968)
•The recognition of no loss in the second quarter of 2024 compared with a loss of $12.2 million in the same period in 2023 and a loss of $10.7 million in the first half of 2024 compared with $32.4 million in the same period in 2023 from the ALLO voting membership interest investment. Absent additional equity contributions with respect to ALLO's voting membership interests, the Company will not recognize additional losses for its voting membership interests in ALLO.

Nelnet Renewable Energy	(7,332)	(19,111)	(9,054)	(26,808)
•The recognition of a loss in the solar construction business for the three months ended June 30, 2024 and 2023 of $4.8 million and $8.2 million, respectively, and $8.8 million and $11.3 million for the six months ended June 30, 2024 and 2023, respectively. In April 2024, the Company announced a change in its solar construction operations to focus exclusively on the commercial solar market and will discontinue its residential solar operations. During the second quarter of 2024, the Company recognized non-cash impairment charges of $1.9 million on certain assets related to the residential operations and $1.6 million in severance costs and commissions paid for cancelled contracts.
•The recognition of net losses from tax solar investments of $2.6 million in the second quarter of 2024 compared with $10.1 million in the same period in 2023 and a net gain of $0.2 million in the first half of 2024 compared with a net loss of $13.0 million in the same period in 2023.

Other corporate activities	5,917	270	7,936	1,389
Net income before taxes	58,428	27,430	152,365	57,701
Income tax expense	(14,753)	(10,187)	(37,936)	(18,273)
Net loss attributable to noncontrolling interests	1,416	10,183	4,069	13,957	•The majority of noncontrolling interests represents losses attributed to noncontrolling membership interests in the Company’s Nelnet Renewable Energy operating segment.
Net income	$45,091	27,426	118,498	53,385

Segment Reporting
The following tables present the results of each of the Company's reportable operating segments reconciled to the consolidated financial statements.

	Three months ended June 30, 2024
			Nelnet Financial Services
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	NFS Other Operating Segments	Corporate and Other Activities	Eliminations	Total
Interest income:
Loan interest	$—	—	193,707	8,422	—	—	—	202,129
Investment interest	1,258	5,715	13,709	10,811	15,880	2,646	(9,282)	40,737
Total interest income	1,258	5,715	207,416	19,233	15,880	2,646	(9,282)	242,866
Interest expense	—	—	171,632	10,769	2,606	733	(9,282)	176,459
Net interest income	1,258	5,715	35,784	8,464	13,274	1,913	—	66,407
Less provision (negative provision) for loan losses	—	—	(4,225)	7,836	—	—	—	3,611
Net interest income after provision for loan losses	1,258	5,715	40,009	628	13,274	1,913	—	62,796
Other income (expense):
Loan servicing and systems revenue	109,052	—	—	—	—	—	—	109,052
Intersegment revenue	6,106	56	—	—	—	—	(6,162)	—
Education technology services and payments revenue	—	116,909	—	—	—	—	—	116,909
Solar construction revenue	—	—	—	—	—	9,694	—	9,694
Other, net	685	—	1,337	775	15,702	10,372	—	28,871
Loss on sale of loans	—	—	(1,438)	—	—	—	—	(1,438)
Impairment expense and provision for beneficial interests	—	—	(5,911)	—	—	(1,865)	—	(7,776)
Derivative settlements, net	—	—	1,442	207	—	—	—	1,649
Derivative market value adjustments, net	—	—	936	597	—	—	—	1,533
Total other income (expense), net	115,843	116,965	(3,634)	1,579	15,702	18,201	(6,162)	258,494
Cost of services:
Cost to provide education technology services and payments	—	40,222	—	—	—	—	—	40,222
Cost to provide solar construction services	—	—	—	—	—	8,072	—	8,072
Total cost of services	—	40,222	—	—	—	8,072	—	48,294
Operating expenses:
Salaries and benefits	70,631	40,736	1,113	2,798	374	24,786	(804)	139,634
Depreciation and amortization	5,342	2,712	—	341	—	6,748	—	15,142
Other expenses	20,661	8,600	3,793	2,067	11,829	12,842	—	59,792
Intersegment expenses, net	18,224	4,811	7,159	719	248	(25,803)	(5,358)	—
Total operating expenses	114,858	56,859	12,065	5,925	12,451	18,573	(6,162)	214,568
Income (loss) before income taxes	2,243	25,599	24,310	(3,718)	16,525	(6,531)	—	58,428
Income tax (expense) benefit	(538)	(6,150)	(5,835)	916	(3,935)	788	—	(14,753)
Net income (loss)	1,705	19,449	18,475	(2,802)	12,590	(5,743)	—	43,675
Net loss (income) attributable to noncontrolling interests	—	29	—	—	(129)	1,516	—	1,416
Net income (loss) attributable to Nelnet, Inc.	$1,705	19,478	18,475	(2,802)	12,461	(4,227)	—	45,091

	Three months ended March 31, 2024
			Nelnet Financial Services
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	NFS Other Operating Segments	Corporate and Other Activities	Eliminations	Total
Interest income:
Loan interest	$—	—	209,628	7,096	—	—	—	216,724
Investment interest	1,894	7,866	21,835	9,968	15,616	3,815	(8,915)	52,078
Total interest income	1,894	7,866	231,463	17,064	15,616	3,815	(8,915)	268,802
Interest expense	—	—	190,905	9,497	2,418	676	(8,915)	194,580
Net interest income	1,894	7,866	40,558	7,567	13,198	3,139	—	74,222
Less provision (negative provision) for loan losses	—	—	6,455	4,373	—	—	—	10,828
Net interest income after provision for loan losses	1,894	7,866	34,103	3,194	13,198	3,139	—	63,394
Other income (expense):
Loan servicing and systems revenue	127,201	—	—	—	—	—	—	127,201
Intersegment revenue	6,886	49	—	—	—	—	(6,935)	—
Education technology services and payments revenue	—	143,539	—	—	—	—	—	143,539
Solar construction revenue	—	—	—	—	—	13,726	—	13,726
Other, net	710	—	4,983	375	12,941	(2,148)	—	16,861
Loss on sale of loans	—	—	(141)	—	—	—	—	(141)
Impairment expense and provision for beneficial interests	—	—	—	—	—	(37)	—	(37)
Derivative settlements, net	—	—	1,555	202	—	—	—	1,757
Derivative market value adjustments, net	—	—	5,706	2,258	—	—	—	7,964
Total other income (expense), net	134,797	143,588	12,103	2,835	12,941	11,541	(6,935)	310,870
Cost of services:
Cost to provide education technology services and payments	—	48,610	—	—	—	—	—	48,610
Cost to provide solar construction services	—	—	—	—	—	14,229	—	14,229
Total cost of services	—	48,610	—	—	—	14,229	—	62,839
Operating expenses:
Salaries and benefits	76,722	40,167	1,195	2,721	358	23,521	(807)	143,875
Depreciation and amortization	5,109	2,683	—	260	—	8,716	—	16,769
Other expenses	19,538	7,558	3,418	1,128	11,802	13,402	—	56,845
Intersegment expenses, net	19,332	4,801	7,850	773	217	(26,845)	(6,128)	—
Total operating expenses	120,701	55,209	12,463	4,882	12,377	18,794	(6,935)	217,489
Income (loss) before income taxes	15,990	47,635	33,743	1,147	13,762	(18,343)	—	93,936
Income tax (expense) benefit	(3,838)	(11,435)	(8,099)	(259)	(3,274)	3,723	—	(23,181)
Net income (loss)	12,152	36,200	25,644	888	10,488	(14,620)	—	70,755
Net loss (income) attributable to noncontrolling interests	—	17	—	—	(120)	2,756	—	2,653
Net income (loss) attributable to Nelnet, Inc.	$12,152	36,217	25,644	888	10,368	(11,864)	—	73,408

	Three months ended June 30, 2023
			Nelnet Financial Services
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	NFS Other Operating Segments	Corporate and Other Activities	Eliminations	Total
Interest income:
Loan interest	$—	—	237,906	5,139	—	—	—	243,045
Investment interest	1,058	5,268	15,857	8,522	22,800	3,055	(15,578)	40,982
Total interest income	1,058	5,268	253,763	13,661	22,800	3,055	(15,578)	284,027
Interest expense	—	—	232,313	8,171	7,371	871	(15,578)	233,148
Net interest income	1,058	5,268	21,450	5,490	15,429	2,184	—	50,879
Less provision (negative provision) for loan losses	—	—	(12,873)	1,493	—	—	—	(11,380)
Net interest income after provision for loan losses	1,058	5,268	34,323	3,997	15,429	2,184	—	62,259
Other income (expense):
Loan servicing and systems revenue	122,020	—	—	—	—	—	—	122,020
Intersegment revenue	7,246	65	—	—	—	—	(7,311)	—
Education technology services and payments revenue	—	109,858	—	—	—	—	—	109,858
Solar construction revenue	—	—	—	—	—	4,735	—	4,735
Other, net	605	—	1,319	620	5,967	(17,677)	—	(9,167)
Loss on sale of loans	—	—	(5,461)	—	—	—	—	(5,461)
Impairment expense and provision for beneficial interests	—	—	—	—	—	—	—	—
Derivative settlements, net	—	—	(18)	83	—	—	—	65
Derivative market value adjustments, net	—	—	897	1,108	—	—	—	2,005
Total other income (expense), net	129,871	109,923	(3,263)	1,811	5,967	(12,942)	(7,311)	224,055
Cost of services:
Cost to provide education technology services and payments	—	40,407	—	—	—	—	—	40,407
Cost to provide solar construction services	—	—	—	—	—	9,122	—	9,122
Total cost of services	—	40,407	—	—	—	9,122	—	49,529
Operating expenses:
Salaries and benefits	76,141	38,351	1,096	2,297	210	26,756	(145)	144,706
Depreciation and amortization	4,863	2,815	—	51	—	10,923	—	18,652
Other expenses	13,818	9,692	4,115	1,624	4,134	12,613	—	45,997
Intersegment expenses, net	19,079	5,884	8,145	92	127	(26,161)	(7,166)	—
Total operating expenses	113,901	56,742	13,356	4,064	4,471	24,131	(7,311)	209,355
Income (loss) before income taxes	17,028	18,042	17,704	1,744	16,925	(44,011)	—	27,430
Income tax (expense) benefit	(4,086)	(4,327)	(4,249)	(396)	(4,031)	6,902	—	(10,187)
Net income (loss)	12,942	13,715	13,455	1,348	12,894	(37,109)	—	17,243
Net loss (income) attributable to noncontrolling interests	—	(19)	—	—	(128)	10,330	—	10,183
Net income (loss) attributable to Nelnet, Inc.	$12,942	13,696	13,455	1,348	12,766	(26,779)	—	27,426

	Six months ended June 30, 2024
			Nelnet Financial Services
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	NFS Other Operating Segments	Corporate and Other Activities	Eliminations	Total
Interest income:
Loan interest	$—	—	403,335	15,518	—	—	—	418,853
Investment interest	3,152	13,580	35,544	20,779	31,495	6,461	(18,197)	92,814
Total interest income	3,152	13,580	438,879	36,297	31,495	6,461	(18,197)	511,667
Interest expense	—	—	362,537	20,266	5,024	1,409	(18,197)	371,039
Net interest income	3,152	13,580	76,342	16,031	26,471	5,052	—	140,628
Less provision (negative provision) for loan losses	—	—	2,230	12,210	—	—	—	14,440
Net interest income after provision for loan losses	3,152	13,580	74,112	3,821	26,471	5,052	—	126,188
Other income (expense):
Loan servicing and systems revenue	236,252	—	—	—	—	—	—	236,252
Intersegment revenue	12,991	106	—	—	—	—	(13,097)	—
Education technology services and payments revenue	—	260,449	—	—	—	—	—	260,449
Solar construction revenue	—	—	—	—	—	23,420	—	23,420
Other, net	1,395	—	6,321	1,150	28,644	8,224	—	45,734
Loss on sale of loans	—	—	(1,579)	—	—	—	—	(1,579)
Impairment expense and provision for beneficial interests	—	—	(5,911)	—	—	(1,902)	—	(7,813)
Derivative settlements, net	—	—	2,997	409	—	—	—	3,406
Derivative market value adjustments, net	—	—	6,642	2,855	—	—	—	9,497
Total other income (expense), net	250,638	260,555	8,470	4,414	28,644	29,742	(13,097)	569,366
Cost of services:
Cost to provide education technology services and payments	—	88,832	—	—	—	—	—	88,832
Cost to provide solar construction services	—	—	—	—	—	22,300	—	22,300
Total cost of services	—	88,832	—	—	—	22,300	—	111,132
Operating expenses:
Salaries and benefits	147,353	80,903	2,308	5,518	732	48,307	(1,611)	283,509
Depreciation and amortization	10,450	5,395	—	601	—	15,464	—	31,911
Other expenses	40,198	16,158	7,210	3,194	23,632	26,243	—	116,637
Intersegment expenses, net	37,555	9,612	15,009	1,493	465	(52,648)	(11,486)	—
Total operating expenses	235,556	112,068	24,527	10,806	24,829	37,366	(13,097)	432,057
Income (loss) before income taxes	18,234	73,235	58,055	(2,571)	30,286	(24,872)	—	152,365
Income tax (expense) benefit	(4,376)	(17,585)	(13,933)	657	(7,209)	4,511	—	(37,936)
Net income (loss)	13,858	55,650	44,122	(1,914)	23,077	(20,361)	—	114,429
Net loss (income) attributable to noncontrolling interests	—	46	—	—	(249)	4,272	—	4,069
Net income (loss) attributable to Nelnet, Inc.	$13,858	55,696	44,122	(1,914)	22,828	(16,089)	—	118,498

	Six months ended June 30, 2023
			Nelnet Financial Services
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	NFS Other Operating Segments	Corporate and Other Activities	Eliminations	Total
Interest income:
Loan interest	$—	—	458,818	9,471	—	—	—	468,288
Investment interest	2,095	11,304	29,664	16,449	41,460	5,594	(24,860)	81,707
Total interest income	2,095	11,304	488,482	25,920	41,460	5,594	(24,860)	549,995
Interest expense	—	—	421,511	15,385	19,198	1,362	(24,860)	432,597
Net interest income	2,095	11,304	66,971	10,535	22,262	4,232	—	117,398
Less provision (negative provision) for loan losses	—	—	(3,119)	3,910	—	—	—	791
Net interest income after provision for loan losses	2,095	11,304	70,090	6,625	22,262	4,232	—	116,607
Other income (expense):
Loan servicing and systems revenue	261,247	—	—	—	—	—	—	261,247
Intersegment revenue	15,036	121	—	—	—	—	(15,157)	—
Education technology services and payments revenue	—	243,462	—	—	—	—	—	243,462
Solar construction revenue	—	—	—	—	—	13,386	—	13,386
Other, net	1,213	—	4,164	830	5,226	(35,667)	—	(24,235)
Loss on sale of loans	—	—	(15,753)	—	—	—	—	(15,753)
Impairment expense and provision for beneficial interests	—	—	—	—	—	—	—	—
Derivative settlements, net	—	—	23,319	83	—	—	—	23,402
Derivative market value adjustments, net	—	—	(36,515)	1,108	—	—	—	(35,407)
Total other income (expense), net	277,496	243,583	(24,785)	2,021	5,226	(22,281)	(15,157)	466,102
Cost of services:
Cost to provide education technology services and payments	—	88,110	—	—	—	—	—	88,110
Cost to provide solar construction services	—	—	—	—	—	17,422	—	17,422
Total cost of services	—	88,110	—	—	—	17,422	—	105,532
Operating expenses:
Salaries and benefits	160,701	76,264	1,851	4,361	429	53,955	(145)	297,416
Depreciation and amortization	9,377	5,393	—	56	—	20,454	—	35,279
Other expenses	27,131	17,755	9,131	2,406	4,701	25,657	—	86,781
Intersegment expenses, net	40,136	11,684	16,841	173	256	(54,078)	(15,012)	—
Total operating expenses	237,345	111,096	27,823	6,996	5,386	45,988	(15,157)	419,476
Income (loss) before income taxes	42,246	55,681	17,482	1,650	22,102	(81,459)	—	57,701
Income tax (expense) benefit	(10,139)	(13,393)	(4,196)	(362)	(5,240)	15,056	—	(18,273)
Net income (loss)	32,107	42,288	13,286	1,288	16,862	(66,403)	—	39,428
Net loss (income) attributable to noncontrolling interests	—	119	—	—	(269)	14,107	—	13,957
Net income (loss) attributable to Nelnet, Inc.	$32,107	42,407	13,286	1,288	16,593	(52,296)	—	53,385

Loan Servicing and Systems Revenue
The following table presents disaggregated revenue by service offering for the Loan Servicing and Systems operating segment.

	Three months ended			Six months ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Government loan servicing	$87,014	105,474	95,736	192,490	204,618
Private education and consumer loan servicing	12,959	12,620	12,063	25,577	24,225
FFELP loan servicing	3,245	3,380	3,554	6,624	6,921
Software services	4,879	4,541	5,962	9,420	15,660
Outsourced services	955	1,186	4,705	2,141	9,823
Loan servicing and systems revenue	$109,052	127,201	122,020	236,252	261,247
Loan Servicing Volumes

	As of
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Servicing volume (dollars in millions):
Government	$489,298	495,409	494,691	500,554	519,308	537,291	545,373
FFELP	14,576	15,783	17,462	18,400	19,021	19,815	20,226
Private and consumer	19,876	21,015	20,493	20,394	20,805	21,484	21,866
Total	$523,750	532,207	532,646	539,348	559,134	578,590	587,465

Number of servicing borrowers:
Government	14,096,152	14,328,013	14,503,057	14,543,382	14,898,901	15,518,751	15,777,328
FFELP	610,745	656,814	725,866	764,660	788,686	819,791	829,939
Private and consumer	829,072	882,256	894,703	896,613	899,095	925,861	951,866
Total	15,535,969	15,867,083	16,123,626	16,204,655	16,586,682	17,264,403	17,559,133

Number of remote hosted borrowers:	133,681	65,295	70,580	103,396	716,908	5,048,324	6,135,760
Education Technology Services and Payments Revenue
The following table presents disaggregated revenue by servicing offering for the Education Technology Services and Payments operating segment.

	Three months ended			Six months ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Tuition payment plan services	$34,164	38,880	30,825	73,043	65,012
Payment processing	34,326	47,786	31,827	82,113	75,868
Education technology services	47,205	56,021	46,216	103,227	101,004
Other	1,214	852	990	2,066	1,578
Education technology services and payments revenue	$116,909	143,539	109,858	260,449	243,462
This segment of the Company’s business is subject to seasonal fluctuations which correspond, or are related to, the traditional school year. Based on the timing of revenue recognition and when expenses are incurred, revenue and before tax operating margin are higher in the first quarter compared with the remainder of the year.

Solar Construction Revenue
The following table presents disaggregated revenue by service offering related to solar construction revenue.

	Three months ended			Six months ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Commercial revenue	$8,777	11,578	2,329	20,355	8,205
Residential revenue (a)	917	2,148	2,406	3,065	5,181
Solar construction revenue	$9,694	13,726	4,735	23,420	13,386
(a)    On April 12, 2024, the Company announced a change in its solar engineering, procurement, and construction operations to focus exclusively on the commercial solar market and will discontinue its residential solar operations. As a result, residential revenue will continue to decline from recent historical amounts as existing customer contracts are completed.
Other Income (Expense)
The following table presents the components of "other, net" in "other income (expense)" on the consolidated statements of income:

	Three months ended			Six months ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Reinsurance premiums	$14,851	12,780	3,816	27,631	4,351
ALLO preferred return	4,160	2,409	2,274	6,569	4,523
Borrower late fee income	2,584	3,133	2,168	5,718	4,414
Investment advisory services	1,524	1,508	1,639	3,033	3,251
Administration/sponsor fee income	1,482	1,546	1,697	3,028	3,468
Investment activity, net	217	(1,298)	(3,574)	(1,082)	(7,154)
Loss from ALLO voting membership interest investment	—	(10,693)	(12,169)	(10,693)	(32,382)
(Loss) gain from solar investments, net (a)	(2,610)	2,780	(10,086)	170	(13,030)
Other	6,663	4,696	5,068	11,360	8,324
Other, net	$28,871	16,861	(9,167)	45,734	(24,235)
(a)    The Company accounts for its solar investments using the Hypothetical Liquidation at Book Value (HLBV) method of accounting. For the majority of the Company’s solar investments, the HLBV method of accounting results in accelerated losses in the initial years of investment. The following table presents (i) the Company's recognized net (losses) gains, which include net losses attributable to third-party noncontrolling interest investors (syndication partners), included in “other, net” in "other income (expense)" on the consolidated statements of income, (ii) solar net gains (losses) attributed to noncontrolling interest investors included in “net loss attributable to noncontrolling interests” on the consolidated statements of income, and (iii) the Company's recognized net (losses) gains excluding net gains (losses) attributed to noncontrolling interest investors (such amount reflecting the before tax net income impact of such solar tax equity investments to the Company).

	Three months ended			Six months ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net (losses) gains	$(2,610)	$2,780	(10,086)	170	(13,030)
Less: net gains (losses) attributed to noncontrolling interest investors (syndication partners)	8	(1,641)	(8,430)	(1,633)	(11,428)
Net (losses) gains, excluding activity attributed to noncontrolling interest investors	$(2,618)	$4,421	(1,656)	1,803	(1,602)

Impairment Expense and Provision for Beneficial Interests
The following table presents the non-cash impairment charges by asset and reportable operating segment recognized by the Company during 2024. No impairment charges were recognized during the first six months of 2023. The Company’s impairment charges are included in “impairment expense and provision for beneficial interests” in the consolidated statements of income.

			Nelnet Financial Services
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	NFS Other Operating Segments	Corporate and Other Activities	Total
	Three months ended June 30, 2024
Investments - beneficial interest in consumer loan securitizations (a)	$—	—	5,911	—	—	—	5,911
Property and equipment - solar facilities (b)	—	—	—	—	—	1,170	1,170
Other assets - solar inventory (b)	—	—	—	—	—	695	695
	$—	—	5,911	—	—	1,865	7,776
	Six months ended June 30, 2024
Investments - beneficial interest in consumer loan securitizations (a)	$—	—	5,911	—	—	—	5,911
Investments - venture capital	—	—	—	—	—	37	37
Property and equipment - solar facilities (b)	—	—	—	—	—	1,170	1,170
Other assets - solar inventory (b)	—	—	—	—	—	695	695
	$—	—	5,911	—	—	1,902	7,813
(a)     During the three months ended June 30, 2024, the Company recorded an allowance for credit losses (and related provision expense) related to the Company's beneficial interest in consumer loan securitizations.
(b)    On April 12, 2024, the Company announced a change in its solar engineering, procurement, and construction (EPC) operations to focus exclusively on the commercial solar market and will discontinue its residential solar operations. As a result, during the three months ended June 30, 2024, the Company recognized non-cash impairment charges on certain solar facilities and inventory related to the residential solar operations.
Restructure Charges
GRNE Solar
On April 12, 2024, the Company announced a change in its solar EPC operations to focus exclusively on the commercial solar market and will discontinue its residential solar operations. The restructuring plan included a reduction in headcount of approximately 40 associates. The Company incurred a restructure charge of $1.6 million related to these staff reductions and commissions paid for canceled contracts, which is included in "salaries and benefits" in the consolidated statements of income.
Loan Servicing and Systems (LSS)
In June 2024, the Company announced a reduction in headcount after the completion of the transfer of direct loan servicing volume to one platform and the required servicing platform enhancements for the Company's new student loan servicing contract with the Department of Education. Approximately 220 associates who work in LSS, including some in related shared services that support LSS, were notified their positions were being eliminated. The Company estimates incurring a charge of $7.1 million related to these staff reductions, of which $2.1 million was recognized in the second quarter of 2024, which is included in "salaries and benefits" in the consolidated statements of income. The remaining expense will be recognized during the third and fourth quarters of 2024.

Derivative Settlements
The following table summarizes the components of "derivative settlements, net" included in the consolidated statements of income.

	Three months ended			Six months ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
1:3 basis swaps	$249	365	(65)	614	794
Interest rate swaps - floor income hedges (a)	1,193	1,190	47	2,383	22,525
Interest rate swaps - Nelnet Bank	207	202	83	409	83
Total derivative settlements - income	$1,649	1,757	65	3,406	23,402
(a)    On March 15, 2023, to minimize the Company's exposure to market volatility and increase liquidity, the Company terminated its derivative portfolio hedging loans earning fixed rate floor income ($2.8 billion in notional amount of derivatives). Through March 15, 2023, the Company had received cash or had a receivable from its clearinghouse related to variation margin equal to the fair value of the $2.8 billion notional amount of fixed rate floor derivatives as of March 15, 2023 of $183.2 million, which included $19.1 million related to current period settlements. Subsequent to terminating these derivatives, during the second and fourth quarters of 2023, the Company entered into a total of $400.0 million notional amount of derivatives to hedge loans earning fixed rate floor income and other loans and investments in which the Company receives a fixed rate.
Loans and Accrued Interest Receivable and Allowance for Loan Losses
Loans and accrued interest receivable and allowance for loan losses consisted of the following:

	As of	As of	As of
	June 30, 2024	December 31, 2023	June 30, 2023
Non-Nelnet Bank:
Federally insured loans:
Stafford and other	$2,308,561	2,936,174	3,245,540
Consolidation	7,175,172	8,750,033	9,574,202
Total	9,483,733	11,686,207	12,819,742
Private education loans	247,437	277,320	230,056
Consumer and other loans	179,447	85,935	189,327
Non-Nelnet Bank loans	9,910,617	12,049,462	13,239,125
Nelnet Bank:
Federally insured loans	—	—	61,501
Private education loans	354,412	360,520	352,319
Consumer and other loans	187,939	72,352	30,668
Nelnet Bank loans	542,351	432,872	444,488

Accrued interest receivable	619,472	764,385	818,709
Loan discount and deferred lender fees, net of unamortized loan premiums and deferred origination costs	(36,157)	(33,872)	(27,447)
Allowance for loan losses:
Non-Nelnet Bank:
Federally insured loans	(54,180)	(68,453)	(74,061)
Private education loans	(13,065)	(15,750)	(14,322)
Consumer and other loans	(14,135)	(11,742)	(20,005)
Non-Nelnet Bank allowance for loan losses	(81,380)	(95,945)	(108,388)
Nelnet Bank:
Federally insured loans	—	—	(154)
Private education loans	(3,559)	(3,347)	(2,905)
Consumer and other loans	(11,825)	(5,351)	(2,816)
Nelnet Bank allowance for loan losses	(15,384)	(8,698)	(5,875)
	$10,939,519	13,108,204	14,360,612

The following table summarizes the allowance for loan losses as a percentage of the ending loan balance for each of the Company's loan portfolios.

	As of	As of	As of
	June 30, 2024	December 31, 2023	June 30, 2023
Non-Nelnet Bank:
Federally insured loans (a)	0.57%	0.59%	0.58%
Private education loans	5.28%	5.68%	6.23%
Consumer and other loans	7.88%	13.66%	10.57%
Nelnet Bank:
Federally insured loans (a)	—	—	0.25%
Private education loans	1.00%	0.93%	0.82%
Consumer and other loans	6.29%	7.40%	9.18%
(a)    As of June 30, 2024, December 31, 2023, and June 30, 2023, the allowance for loan losses as a percent of the risk sharing component of federally insured student loans not covered by the federal guaranty for non-Nelnet Bank was 20.9%, 21.8%, and 21.7%, respectively, and for Nelnet Bank was 10.0% as of June 30, 2023.
Loan Activity
The following table sets forth the activity of the Company's loan portfolios:

	Three months ended			Six months ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Non-Nelnet Bank:
Beginning balance	$10,799,942	12,049,462	13,482,620	12,049,462	14,169,771
Loan acquisitions:
Federally insured student loans	—	—	512,611	—	515,591
Consumer and other loans	195,279	80,730	59,972	276,009	310,678
Total loan acquisitions	195,279	80,730	572,583	276,009	826,269
Repayments, claims, capitalized interest, participations, and other, net	(375,982)	(350,496)	(443,068)	(726,478)	(853,307)
Loans lost to external parties	(574,834)	(779,655)	(214,734)	(1,354,489)	(483,430)
Loans sold	(133,788)	(200,099)	(158,276)	(333,887)	(420,178)
Ending balance	$9,910,617	10,799,942	13,239,125	9,910,617	13,239,125

Nelnet Bank:
Beginning balance	$483,723	432,872	439,007	432,872	419,795
Loan acquisitions and originations:
Private education loans	1,390	16,715	7,359	18,106	21,585
Consumer and other loans	82,998	56,847	13,168	139,843	32,800
Total loan acquisitions and originations	84,388	73,562	20,527	157,949	54,385
Repayments	(25,760)	(22,711)	(15,046)	(48,470)	(29,575)
Loans sold to AGM	—	—	—	—	(117)
Ending balance	$542,351	483,723	444,488	542,351	444,488
The Company has partial ownership in certain consumer, private education, and federally insured student loan securitizations that are accounted for as held-to-maturity beneficial interest investments and included in "investments and notes receivable" in the Company's consolidated financial statements. As of the latest remittance reports filed by the various trusts prior to or as of June 30, 2024, the Company’s ownership correlates to approximately $1.94 billion of loans included in these securitizations. The loans held in these securitizations are not included in the above table. Interest income earned by the Company from the beneficial interest in loan securitizations is included in "investment income" on the Company's consolidated statements of income and is not a component of the Company's loan interest income.

Loan Spread Analysis
The following table analyzes the loan spread on AGM’s portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

	Three months ended			Six months ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Variable loan yield, gross	8.16%	7.99%	7.73%	8.07%	7.42%
Consolidation rebate fees	(0.81)	(0.80)	(0.80)	(0.80)	(0.81)
Discount accretion, net of premium and deferred origination costs amortization	0.07	0.09	0.06	0.07	0.05
Variable loan yield, net	7.42	7.28	6.99	7.34	6.66
Loan cost of funds - interest expense (a)	(6.50)	(6.50)	(5.94)	(6.50)	(5.73)
Loan cost of funds - derivative settlements (b) (c)	0.01	0.01	(0.00)	0.01	0.01
Variable loan spread	0.93	0.79	1.05	0.85	0.94
Fixed rate floor income, gross	0.01	0.01	0.01	0.01	0.03
Fixed rate floor income - derivative settlements (b) (d)	0.04	0.04	0.00	0.04	0.34
Fixed rate floor income, net of settlements on derivatives	0.05	0.05	0.01	0.05	0.37
Core loan spread	0.98%	0.84%	1.06%	0.90%	1.31%

Average balance of AGM's loans	$10,484,458	11,561,504	13,616,889	11,022,981	13,804,065
Average balance of AGM's debt outstanding	10,168,761	11,387,400	13,011,224	10,778,080	13,187,073
(a)    In the second quarter of 2023, the Company redeemed certain asset-backed debt securities prior to their maturity, resulting in the recognition of $25.9 million in interest expense from the write-off of the remaining unamortized debt discount associated with these bonds at the time of redemption. This non-cash expense was excluded from the table above.
(b)    Derivative settlements represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income (loan spread) as presented in this table. The Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance. See "Derivative Settlements" included in this supplement for the net settlement activity recognized by the Company for each type of derivative for the periods presented in the table.
A reconciliation of core loan spread, which includes the impact of derivative settlements on loan spread, to loan spread without derivative settlements follows.

	Three months ended			Six months ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Core loan spread	0.98%	0.84%	1.06%	0.90%	1.31%
Derivative settlements (1:3 basis swaps)	(0.01)	(0.01)	0.00	(0.01)	(0.01)
Derivative settlements (fixed rate floor income)	(0.04)	(0.04)	(0.00)	(0.04)	(0.34)
Loan spread	0.93%	0.79%	1.06%	0.85%	0.96%

(c)    Derivative settlements consist of net settlements received (paid) related to the Company’s 1:3 basis swaps.
(d)    Derivative settlements consist of net settlements received related to the Company’s floor income interest rate swaps.
The relationship between the indices in which AGM earns interest on its loans and funds such loans has a significant impact on loan spread. In an increasing interest rate environment, student loan spread on FFELP loans increases in the short term because of the timing of interest rate resets on the Company's assets occurring daily in contrast to the timing of the interest rate resets on the Company's debt occurring either monthly or quarterly.

Variable loan spread was lower during the three and six months ended June 30, 2024 compared with the same periods in 2023 due to a significant increase in short-term rates during 2023 compared with an insignificant change in rates during 2024.
The difference between variable loan spread and core loan spread is fixed rate floor income earned on a portion of AGM's federally insured student loan portfolio. A summary of fixed rate floor income and its contribution to core loan spread follows:

	Three months ended			Six months ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Fixed rate floor income, gross	$159	180	456	338	1,567
Derivative settlements (a)	1,193	1,190	47	2,383	22,525
Fixed rate floor income, net	$1,352	1,370	503	2,721	24,092
Fixed rate floor income contribution to spread, net	0.05%	0.05%	0.01%	0.05%	0.37%
(a)    Derivative settlements consist of net settlements received related to the Company's derivatives used to hedge student loans earning fixed rate floor income.
The decrease in gross fixed rate floor income for the three and six months ended June 30, 2024 compared with the same periods in 2023 was due to higher interest rates in 2024 compared with 2023.
The Company had a significant portfolio of derivative instruments in which the Company paid a fixed rate and received a floating rate to economically hedge loans earning fixed rate floor income. On March 15, 2023, to minimize the Company's exposure to market volatility and increase liquidity, the Company terminated its derivative portfolio hedging loans earning fixed rate floor income ($2.8 billion in notional amount of derivatives). Through March 15, 2023, the Company had received cash or had a receivable from its clearinghouse related to variation margin equal to the fair value of the $2.8 billion notional amount of fixed rate floor derivatives as of March 15, 2023 of $183.2 million, which included $19.1 million related to current period settlements. Subsequent to terminating these derivatives, during the second and fourth quarters of 2023, the Company entered into a total of $400.0 million notional amount of derivatives to hedge loans earning fixed rate floor income and other loans and investments in which the Company receives a fixed rate.
The increase in net derivative settlements received by the Company during the three months ended June 30, 2024, compared with the same period in 2023, was due to an increase in the notional amount of derivatives outstanding. The decrease in net derivative settlements received by the Company during the six months ended June 30, 2024, compared with the same period in 2023, was due to a decrease in the notional amount of derivatives outstanding and less favorable terms on the $400.0 million of notional derivatives entered into in 2023 compared with the $2.8 billion notional derivatives that were terminated due to an increase in interest rates from when the terminated derivatives were initially executed.
Fixed Rate Floor Income
The following table shows AGM’s federally insured student loan assets that were earning fixed rate floor income as of June 30, 2024.

Fixed interest rate range	Borrower/lender weighted average yield	Estimated variable conversion rate (a)	Loan balance
8.0 - 8.99%	8.25%	5.61%	$146,990
> 9.0%	9.06%	6.42%	97,129
			$244,119
(a)    The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of June 30, 2024, the weighted average estimated variable conversion rate was 5.93% and the short-term interest rate was 556 basis points.